Exhibit 99.1

Kamera Content AB
Corporate Identity Number 556666-2135

This document is a translation of the original Swedish document.

Annual report for the financial year 2006

The Board of Directors and the managing director herewith submit the Annual Report and consolidated accounts.

Unless otherwise stated, all amounts are in thousands of SEK.

AUDIT REPORT

To the general meeting of the shareholders of

Kamera Content AB
Company registration number 556666-2135

I have audited the annual accounts, the consolidated accounts, the accounting records and the administration of the board of directors and the managing director of Kamera Content AB for the financial year 2006-01-01—2006-12-31. These accounts and the administration of the company and the application of the Annual Accounts Act when preparing the annual accounts are the responsibility of the board of directors and the managing director. My responsibility is to express an opinion on the annual accounts, the consolidated accounts and the administration based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in Sweden. Those standards require that I plan and perform the audit to obtain reasonable assurance that the annual accounts and the consolidated accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and their application by the board of directors and the managing director and significant estimates made by the board of directors and the managing director when preparing the annual accounts, as well as evaluating the overall presentation of information in the annual accounts and the consolidated accounts. As a basis for my opinion concerning discharge from liability, I examined significant decisions, actions taken and circumstances of the company in order to be able to determine the liability, if any, to the company of any board member or the managing director. I also examined whether any board member or the managing director has, in any other way, acted in contravention of the Companies Act, the Annual Accounts Act or the Articles of Association. I believe that my audit provides a reasonable basis for my opinion set out below.

The annual accounts and the consolidated accounts have been prepared in accordance with the Annual Accounts Act and, thereby, give a true and fair view of the company’s and the group’s financial position and results of operations in accordance with generally accepted accounting principles in Sweden. The statutory administration report is consistent with the other parts of the annual accounts.

I recommend to the general meeting of shareholders that the income statements and balance sheets of the parent company and the group be adopted, that the profit of the parent company be dealt with in accordance with the proposal in the administration report and that the members of the board of directors and the managing director be discharged from liability for the financial year.

Stockholm 23rd of May 2007

Maria Jalkenäs
Authorized public accountant
Grant Thornton Sweden AB

Administration report

Information regarding the operations

This Annual report covers the financial year 2006/01/01-2006/12/31.

Kamera Content collaborates with copyright owners e.g. Associated Press Television News (APTN) and offers publicists, practicing on the digital media market, administration and distribution of video contents such as news, sports and entertainment for publishing on the Internet or in mobile networks.

Result and financial position

The company’s turnover for the financial year 2006/01/01-2006/12/31 amounts to kSEK 16 237

The operating profit/loss is negative, kSEK -6 815

Significant events during the financial year

In January 2006 a new share issue, collecting 9,9 MSEK was carried out. Through this issue the owner constellation has changed. The new share issue was made to enable a more offensive strategy. At the same time as the issue both A- and B-shares were split 1:10.

During the financial year the operations have grown and developed favorably. The turnover rose to 16 237 kSEK from 9 215 kSEK in 2005. The number of customers has risen and the company now has 58 customers in 27 different countries.

In February 2006 the company Kamera (S) PTE.LTD was founded. The new company is a subsidiary, which is owned by 95% by Kamera Content AB. The company will translate and produce contents for markets in Asia.

In March 2006 the company Swegypt Company for Telecommunication (S.A.E) was founded. The new company is a subsidiary, which is owned by 55% by Kamera Content AB. The company will translate and produce contents for the Pan-Arabic market.

Significant events after the end of the financial year

In January 2007 the distribution agreement between Kamera and Associated Press (AP) was prolonged to 2010/12/31.

In January 181 000 B-shares of Kamera’s own possession were sold to a new owner, with the condition to turn the shares into A-shares. The sale brought in 4 525 kSEK before transaction costs.

Group structure

Kamera Content AB is the parent company of a group consisting of two subsidiaries, Swegypt Company for Telecommunication (S.A.E) (Corporate Identity Number: 200-039-784) and Kamera (S) PTE.LTD (Corporate Identity Number: 200604451W). Swegypt Company for Telecommunication (S.A.E) is owned by 55 % and Kamera (S) PTE.LTD is owned by 95% by Kamera Content AB.

Result and financial position

The result from the group’s and parent company’s operations and the financial position at the end of the financial year are presented in the following income statement and balance sheet including notes to the accounts.

The amounts in the annual report are stated in kSEK.

Proposed appropriation of profits

Means at the disposition of the annual general meeting:

Balanced profits from preceding years	-11 739
Premium at the new share issue 2006/03/15	8 997 340
Net loss for the year	-6 944 060
2 041 541

Proposed appropriation of accumulated profit

To be carried forward	2 041 541
2 041 541

Consolidated Balance Sheet (kSEK)	Note	2006-12-31

Assets

Fixed assets
Intangible assets
Capitalized software development expenses	6	663
Goodwill	7	1 624
		2 287

Tangible fixed assets
Equipment and computers	8	1 067
Total fixed assets		3 354

Current assets
Current receivables
Accounts receivable - trade		2 962
Other current receivables		112
Prepaid expenses and accrued income	9	1 218

		4 292

Cash and bank balances		1 285

Total current assets		5 577

Total assets		8 929

Equity and liabilities

Equity	10

Share capital		227
Restricted reserves		336
Translation difference		-186
Non-restricted reserves		8 986
Net income for the year		-7 589

		1 774

Minority’s share		201

Provisions
Negative goodwill	5	359

Total provisions		359

Long-term liabilities
Liabilities to credit institutions	11	2 000

Consolidated Balance Sheet (kSEK)	Note	2006-12-31

Total long-term liabilities		2 000

Current liabilities
Other current liabilities		619
Accounts payable – trade		1 938
Accrued expenses and deferred income	12	2 038

Total current liabilities		4 595

Total equity and liabilities		8 929

Pledged assets	13	2 000

Contingent liabilities		None

Consolidated Income Statement (kSEK)	Note	2006

Gross profit	2, 3	2 226

Operating expenses
Personnel costs	4	-9 670
Depreciation		-855
Dissolving of negative goodwill	5	443

Operating income		-7 856

Income from financial items
		14
Interest expenses		-142

Total income from financial items		-128

Income after financial items		-7 984

Minority’s share of profit/loss		396

Net loss for the year		-7 589

Parent Company’s Balance Sheet	Note	2006-12-31	2005-12-31

Assets
Fixed assets

Intangible fixed assets
Capitalized software development expenses	6	662 783	-
x§Goodwill	7	1 623 869	1 062 075
		2 286 652	1 062 075

Tangible fixed assets
Equipment and computers	8	517 730	245 986

Financial fixed assets
Participations in Group companies	15	929 746	-
Total fixed assets		3 734 128	1 308 061

Current assets
Current receivables
Accounts receivable - trade		2 855 944	2 983 067
Other current receivables		36 717	99 462
Prepaid expenses and accrued income	9	1 264 317	139 030
		4 156 978	3 221 559
Cash and bank balances		1 085 005	1 836 711
Total current assets		5 241 983	5 058 270
Total assets		8 976 111	6 366 331

Equity and liabilities

Equity	16

Restricted equity
Share capital		226 700	181 700
Statutory reserve		336 444	336 444
		563 144	518 144

Non-restricted equity
Loss brought forward		-11 980	3 599 956
Share premium reserve		8 997 940	-
Net loss for the year		-6 944 060	-3 611 935
		2 041 900	-11 979
Total equity		2 605 044	506 165
Long-term liabilities	11
Liabilities to credit institutions		2 000 000	-
Total long-term liabilities		2 000 000	0

Current liabilities
Advance payments from customers		-	1 280 000
Accounts payable – trade		1 985 399	1 559 663
Liabilities to Group companies		92 924	-

Parent Company’s Balance Sheet	Note	2006-12-31	2005-12-31

Other current liabilities		523 199	423 000
Accrued expenses and deferred income	12	1 769 545	2 597 503
Total current liabilities		4 371 067	5 860 166
Total equity and liabilities		8 976 111	6 366 331

Pledged assets	13	2 000 000	None

Contingent liabilities		None	None

Parent company’s Income Statement	Note	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Gross profit	2, 3, 14	2 668 532	744 330

Operating expenses
Personnel costs	4	-8 761 851	-4 256 098
Depreciation of tangible and intangible assets		-722 229	-78 561
Operating income		-6 815 548	-3 590 329

Income from financial items
Other interest income		13 368	20 005
Interest expenses and exchange rate differences		-141 880	-41 611
Total income from financial items		-128 512	-21 606

Income after financial items		-6 944 060	-3 611 935

Net loss for the year		-6 944 060	-3 611 935

Combined parent company and group Notes to the Accounts

Note 1	Accounting and valuation principles

The accounts have been prepared in accordance with the Annual Accounts Act. Adopted accounting principles comply with the standards set out by the Swedish Accounting Standards Board.

The accounting principles remain unchanged compared with the previous year.

Consolidated accounts
Subsidiaries where the parent company directly or indirectly possess more than 50% of the votes, or in any other way posses a significant influence, are included in the consolidated accounts.

The group’s financial statement is prepared according to the purchase method, which means that the subsidiaries’ equity at the date of acquisition, adopted as the difference between assets and liabilities fair value, is eliminated as a whole. Only post-acquisition equity from the subsidiary is thus included in the group’s own equity.

Companies acquired during the year are included in the group’s accounts related to post-acquisition amounts.

Inter-Company profits are eliminated as a whole.

Shares in subsidiaries are accounted in the parent company’s financial statement with possible write-downs deducted. Only received dividends based on post-acquisition earnings are accounted as dividend from subsidiaries.

The consolidated accounts have been prepared using the acquisition method in accordance with Recommendation RR1:00 of the Swedish Financial Accounting Standards Council and includes all subsidiaries.

Revenue recognition
The Company’s revenue recognition for current account work is based on completed work, in line with BFN’s main heading in BFNAR 2003:3. Ongoing, not invoiced service assignments are recognized in the balance sheet at the rate of calculated invoice value of accrued work.

The company is, in line with BFN’s main heading in BFNAR 2003:3, recognizing revenues from completed service assignments based on fixed pricing at the rate of completed work, “percentage of completion”. At the calculation of accrued profit the degree of completion has been calculated as accrued expenses at the closing day, in relation to the calculated sum of expenses to complete the assignment.

Financial fixed assets
Financial assets which are intended to be held over a long period of time are reported at acquisition cost. If a financial fixed asset has, on balance sheet date, a value lower than its book value, the value of the asset is written down to lower value if it can be assumed that such reduction in value is permanent.

Accounts receivable
Accounts receivable are reported as current assets at the amounts expected to be received after deductions for individually-assessed bad debts.

Receivables
Receivables with a maturity of more than 12 months after the closing date are stated as fixed assets, other receivables as current assets. Receivables are stated at the amount that, after an individual assessment, is calculated to be paid.

Foreign currencies
Receivables and liabilities in foreign currencies are valued at the closing day to the rate of exchange. Profit and loss of receivables and liabilities relating to operations are offset under other operating income or other operating expenses. Transactions in foreign currency are translated at the transaction day rate of exchange.

Tangible fixed assets
Tangible fixed assets are reported at acquisition cost reduced by the amount of depreciation. Expenses for improving the performance of the assets beyond their original level increase the asset's reported value. Expenses for repairs and maintenance are reported as costs.

The straight-line method of depreciation is utilized for all types of tangible fixed assets. The following periods of depreciation are applied:

Equipment	3 years
Computers	3 years

Write-downs
If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Intangible assets

Goodwill
Expenses for acquired operations are balanced and depreciated linearly over its assessed useful life, normally up to five years.

Negative Goodwill

Negative group goodwill consists of the amount of the acquisition value that exceeds the fair value of the company’s share of acquired net assets. Negative goodwill is accounted for as other provisions. To the extent that negative goodwill is combined with expectations of future losses and expenses that have been identified in the acquisition and that can be measured in a reliable manner, but do not represent identifiable liabilities, the negative goodwill is accounted in the income statement when the future losses and expenses are realized. Dissolving of negative goodwill is disclosed in the income statement as a reduction of Operating expenses.

Expenses for the development of software
All expenses for the development or maintenance of software are normally expensed immediately. Expenses that are directly connected to identifiable and unique software controlled by the company, including probable financial benefits exceeding expenses within one year, are however capitalized as intangible assets. Capitalized expenditure for the development of software is depreciated linearly over its useful life, in the case of Kamera Content estimated to three years.

Write-downs of intangible assets If there are indications of a decrease in value of an asset or a group of assets, an assessment of its carrying amount is made, including goodwill. When the carrying amount exceeds the calculated recoverable amount, the carrying amount is immediately written down to the recoverable amount.

Note 2	Remuneration to auditors

	Group	Parent Company
	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Audit
Lindebergs Grant Thornton	40	40 000	51 000

Other services
Lindebergs Grant Thornton	34	33 909	6 000
Total	74	73 909	57 000

Note 3	Abridged Income Statement

The Income statement is, in accordance with ÅRL 3 chapter 11 §, disclosed in an abridged state due to reasons of competition. The parent company’s net sales was 16 237 kSEK (9 215 kSEK). The group’s net sales was 16 286 kSEK.

Note 4	Personnel

	Group	Parent Company
	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Average number of employees
Women (Sweden)	6	6	3
Men (Sweden)	15	15	7
Men (Egypt)	6	-	-
Women (Egypt)	1	-	-
Women (Singapore)	1	-	-
Total	29	21	10

Salaries, remunerations, social costs and pension expenses
Salaries and remunerations for Board of Directors and managing director	483	483 318	335 000
Total salaries and remunerations to other employees	5 801	5 801 000	2 785 000
Salaries and remunerations Swegypt Company for Telecommunication (S.A.E)	333	-	-
Salaries and remunerations Kamera (S)PTE.LTD	574	-	-
	7 191	6 284 318	3 120 000
Pension expenses for Board of Directors and managing director	40	39 511	-
Statutory and contractual social security contributions	1 946	1 946 000	1 010 000
Pension expenses, other employees	142	141 772	-
Total	9 319	8 411 601	4 130 000

Members of the Board and senior management

	2006		2005
Group	Number on balance sheet date	of whom men	Number on balance sheet date	of whom men
Members of the Board	12	100%
Managing Director and other senior managers	6	67%

	2006		2005
Parent Company	Number on balance sheet date	of whom men	Number on balance sheet date	of whom men
Members of the Board	5	100%	4	100%
Managing Director and other senior managers	4	75%	4	75%

Absence due to illness

	Parent Company
	2006	2005
Total absence due to illness *	0,7%	3%
- Long term absence due to illness *	0%	0%

* Long term absence refers to a period of 60 consecutive days or more.

Other categories consist of fewer than 10 employees why information about these categories is not disclosed.

Note 5	Negative goodwill

	Group	Parent Company
	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Negative goodwill originating from the acquisition of Swegypt plt	802	-	-
Dissolving of negative goodwill	-443	-	-
Closing residual value according to plan	359	0	0

Note 6	Capitalized software development expenses

	Group	Parent Company
	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Opening acquisition cost	-	-	-
Capitalization for the year	852	852 152	-

Closing accumulated acquisition cost	852	852 152	-

	Group	Parent Company

	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31
Opening depreciations	-	-	-
Depreciation for the year	-189	-189 369	-

Closing accumulated depreciation	-189	-189 368	-

Closing residual value according to plan	663	662 783	-

Note 7	Goodwill

	Group	Parent Company
	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Opening acquisition cost	1 093	1 093 085	-
- Acquisition	923	922 751	1 093 085
Closing accumulated acquisition cost	2 016	2 015 836	1 093 085

-Opening depreciation	-31	-31 000	-
-Depreciation	-361	-361 000	-31 010

Closing accumulated depreciation	-392	-392 000	-31 000

Closing residual value according to plan	1 624	1 623 836	1 062 075

Note 8	Equipment and computers

	Group	Parent Company
	2006-01-01 -2006-12-31	2006-01-01 -2006-12-31	2004-09-13 -2005-12-31

Opening acquisition cost	294	294 000	-
Changes during the year
-Purchases	1 126	444 000	293 537
Closing accumulated acquisition cost	1 420	738 000	293 537

Opening depreciation	-48	-47 551	-
-Depreciation	-306	-171 608	-47 551
Closing accumulated depreciation	-354	-219 159	-47 551

Closing residual value according to plan	1 067	518 841	245 986

Note 9	Prepaid expenses and accrued income

	Group	Parent Company
	2006-12-31	2006-12-31	2005-12-31

Accrued income	749	749 360	71 000
Other prepaid expenses	469	514 956	68 000
	1 218	1 264 316	139 000

Note 10	Change in Group equity

Group	Share- capital	Statutory reserve	Translation difference	Non- restricted reserves and Net profit/loss for the year	Total equity
Equity 2006/01/01	182	336	-	-12	506
New share issue	45	-	-	8 998	9 043
Translation difference	-	-	-186	-	-186
Net income for the year	-	-	-	-7 589	-7 589
Equity 2006-12-31	227	336	-186	1 397	1 774

Note 11	Borrowing

	Group	Parent Company
	2006-12-31	2006-12-31	2005-12-31

Long-term liabilities
Liabilities to credit institutions	2 000	2 000 000	-
Total interest-bearing liabilities	2 000	2 000 000	0

The loan as a whole is raised from Almi företagspartner and has duration of 48 months.

Note 12	Accrued expenses and deferred income

	Group	Parent Company
	2006-12-31	2006-12-31	2005-12-31

Accrued royalty expenses	725	725 000	503 000
Accrued additional purchase price	-	-	963 000
Accrued consulting expenses	-	-	181 000
Accrued vacation pay, social expenses included	456	455 633	225 000
Accrued social security contributions	181	181 015	114 000
Deferred income	104	104 000	525 000
Other items	572	304 000	86 000
Total	2 038	1 769 648	2 597 000

Note 13	Pledged assets

	Group	Parent Company
	2006-12-31	2006-12-31	2005-12-31

For own provisions and liabilities

Floating charges	2 000	2 000 000	-
designated to liabilities to credit institutions
Total pledged assets	2 000	2 000 000	0

Note 14	Transactions with related parties

Purchases and sales between Group companies
The percentages of purchases and sales regarding Group companies are listed below

Purchase Swegypt Company for Telecommunication
(S.A.E)): 31
Sales: 0

The same pricing principles apply to purchases and sales conducted between Group companies as with transactions with external parties.

Note 15	Participations in subsidiaries

Group	Number of shares	Registered office	Proportion of equity	Book value
Kamera (S) PTE.LTD	190 000	Singapore	95%	930
Swegypt Company for Telecommunication (S.A.E)	687 500	Kairo	55%	0

Note 16	Change in equity

	Share- capital	Share premium reserve	Revaluation reserve	Statutory reserve	Share premium reserve	Non- restricted equity	Total equity

Amount brought forward 2006	182	-	-	336	-	-12	506
New share issue	45	-	-	-	8 998	-	9 043
Net income for the year	-	-	-	-	-	-6 944	-6 944
Equity 2006/12/31	227	-	-	336	8 998	-6 956	2 605

The share capital consists of 2 086 000 A-shares at a par value of 0,1 SEK and 181 000 B-shares at a par value of 0,1 SEK.

The company holds 181 000 own B-shares.

Note 16	Summary of significant differences between Swedish GAAP and U.S. GAAP

The annual financial statements included herein of Kamera Content AB were prepared in accordance with accounting principles generally accepted in Sweden (Swedish GAAP) which differ in certain significant respects from U.S. GAAP, as described below.

1. Intangible assets

In accordance with Swedish GAAP, the Company amortizes intangible assets based on their statutory useful lives, which is 3 years for goodwill and 3-5 years for capitalized development expenditures.

Under US GAAP intangible assets are amortized over their expected useful lives, which can sometimes be different from the statutory useful lives.

Negative goodwill is required to be disclosed as a provision under Swedish GAAP and reversals be netted e.g. against future losses in the acquired entity.

Under US GAAP this would be disclosed as a reduction of the fair value of assets acquired and hence affecting depreciation.

2. Revenue recognition

In accordance with Swedish GAAP, the Company recognizes revenue when earned. In certain situations, revenue can be recognized upon receipt of payment, while in other situations, revenue is recognized ratably over the contract period. The requirements for recognizing revenue upfront or ratably can vary from the revenue recognition requirements under US GAAP.

Under US GAAP, revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition and Statement Of Position No. 97-2, Software Revenue Recognition which requires revenue only be recognized when the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller´s price to the buyer is fixed or determinable, and collectibility is probable. For certain arrangements that involve multiple deliverables revenue for each deliverable can be recognized individually if certain separation criteria are met. If elements cannot be separated, revenue must be bundled and recognized ratably over time.

3. Exchange differences

In accordance with Swedish GAAP, the Company recognizes exchange differences in the same way as in US GAAP with exception for translation differences which are not recognized as other comprehensive income but booked against equity.

Under US GAAP, assets and liabilities are translated into the entities reporting currency at the prevailing rate of exchange at the balance sheet date and revenue, costs and expenses are translated at the average exchange rate during the period. Translation gains and losses are reflected as other comprehensive income on the balance sheet. Assets and liabilities held by foreign subsidiaries that are in currencies other than the foreign subsidiaries´functional currency are remeasured at the prevailing rate of exchange at the balance sheet date. Gains and losses from remeasurement are included in the determination of net income.

4. Capitalization of development expenditures

Swedish GAAP allows for expenditures during the development phase to be capitalized as intangible assets if it is probable, with a high degree of certainty, that they will result in future economic benefits for the Company.

Under US GAAP all costs incurred to establish technological feasibility are charged to expense when incurred in accordance with Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Software development costs incurred subsequent to establishing technological feasibility but prior to general release shall be capitalized.